SECOND AMENDMENT
TO THE
PNM RESOURCES, INC.
2019 LONG-TERM INCENTIVE PLAN
The 2019 Long-Term Incentive Plan (the “Plan”) was adopted pursuant to the PNM Resources, Inc. 2014 Performance Equity Plan (the “PEP”). The Plan has been amended on one previous occasion. By this instrument, the Company desires to amend the Plan as set forth below.
1.The definition of FFO/Debt Ratio as set forth in footnote 5 of the Plan is hereby amended and restated in its entirety to read as follows:
⁵ The FFO/Debt Goal equals PNMR’s funds from operations for the fiscal year ending December 31, 2021, divided by PNMR’s total debt outstanding (including any long-term leases and unfunded pension plan obligations) as of December 31, 2021. Funds from operations are equal to the amount of PNMR’s net cash flow from operating activities (as reflected on the Consolidated Statement of Cash Flows) as reported in the Company’s Form 10-K for PNMR adjusted by the following items: (1) including amounts attributable to principal payments on imputed debt from long-term leases, (2) excluding changes in PNMR’s working capital, including bad debt expense, (3) excluding the impacts of any consolidation required by the Variable Interest Entities accounting rules and regulations, (4) subtracting the amount of capitalized interest, (5) excluding impacts on future material changes to the federal and state tax rate, (6) excluding any contributions to the PNMR or TNMP qualified pension plans, and (7) excluding impacts of acquisition activities. The calculation is intended to be consistent with Moody’s calculation of FFO/Debt (which Moody’s refers to as “CFO Pre-WC/Debt”) and includes any other adjustments to be consistent with Moody’s methodology as of February 22, 2019.
2.This Second Amendment amends only the provisions of the Plan as noted above, and those provisions not expressly amended shall be considered in full force and effect. Notwithstanding the foregoing, this Second Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Second Amendment.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed by its duly authorized representative on this 29 day of March, 2021.
PNM RESOURCES, INC.

By:     /s/ Patrick Apodaca
Patrick V. Apodaca
Its: Senior Vice President, General Counsel
2